EXHIBIT 99.1

First Mid Bancshares, Inc. Completes Acquisition of LINCO Bancshares, Inc.

MATTOON, Ill., Feb. 22, 2021 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (“First Mid” or the “Company”) announced today that the acquisition of LINCO Bancshares, Inc. (“Providence”), which includes Providence Bank, has been completed.

As of December 31, 2020, Providence had approximately $1.1 billion in total assets, $895 million in deposits and $863 million in loans through 14 locations in Missouri, Texas, and Indiana. With the completion of this acquisition, First Mid has approximately $5.7 billion in total assets.

There are no immediate changes for Providence customers. The conversion of accounts from Providence Bank is expected to happen in the second quarter of this year. Customers will receive information well in advance of any changes that may affect them.

“We welcome Providence’s customers and employees to First Mid and are excited to provide additional services to these communities where Providence has built strong relationships,” said Joe Dively, First Mid Chairman and Chief Executive Officer. “We have worked closely with the Providence team over the last few months to ensure a smooth transition.”

In conjunction with the closing today, Kit Stolen, President and CEO of Providence Bank has announced his retirement, effectively immediately. “It is with great confidence that I can turn the leadership of Providence Bank over to Joe Dively and his dedicated team at First Mid,” said Stolen. “I have been blessed to finish my career at Providence Bank/Premier Bank Texas where I have worked with talented colleagues, enjoyed the company of successful clients, lived in an inviting community, and have had the pleasure of being employed by the Laurie family. My wife, Jill, and I are thankful for this opportunity.”

About First Mid Bancshares, Inc.: First Mid Bancshares, Inc. is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group and First Mid Wealth Management Company. First Mid Bank & Trust was first chartered in 1865 and has since grown into a $5.7 billion community-focused organization that provides financial services through a network of banking centers in Illinois and Missouri and a loan production office in Indiana. More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Forward Looking Statements: This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses, planned schedules and impacts from COVID-19. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impact of such pandemic, including responses to the pandemic by the government, businesses and consumers, on First Mid’s operations and personnel, commercial activity and demand across First Mid’s business and customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s liquidity and capital positions, impair the ability of First Mid’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses; and the impact of the COVID-19 pandemic on First Mid’s financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com